UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 3, 2017

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2017, Movado Group, Inc. (the “Company”) and MGI Luxury Group S.A., a wholly owned Swiss subsidiary of the Company (“MGI”), were notified of the effectiveness of an agreement (the “New Agreement”) with Hugo Boss Trade Mark Management GmbH & Co. KG (the “Licensor”) pursuant to which the Amended and Restated License Agreement between the Licensor and MGI dated February 24, 2012 (as previously amended, the “Original License Agreement”) will be amended and restated.

The material modifications to the Original License Agreement resulting from the New Agreement are as follows:

—	The expiration date has been extended from December 31, 2018 until December 31, 2023.
—	The Company will now guarantee MGI’s obligations under the license agreement.
—	Sales minima are specified through the extended term.
—	The royalty rates have been revised.
—	New requirements for marketing and advertising expenditures have been established.

The other material provisions of the New Agreement remain substantially unchanged from the Original License Agreement.

The Company intends to file the New Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in the New Agreement at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2017

MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name: Mitchell C. Sussis
Title: Senior Vice President and General Counsel